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                                                                  Exhibit 10.17

                       ASSIGNMENT and ASSUMPTION AGREEMENT


      This Assignment and Assumption Agreement ("Agreement") is entered into effective as of the 28th day of February, 2003 (the "Effective Date"), by and between Amkor Technology, Inc. ("Amkor"), Anam Semiconductor, Inc. ("Anam") and Texas Instruments Incorporated ("TI").

      WHEREAS, Amkor, Anam and TI entered into a Second Amended and Restated Manufacturing and Purchase Agreement dated December 31, 2001 (attached hereto as Exhibit A) (the "MPA"); and

      WHEREAS, Amkor, Anam and TI entered into a Phase 3 Technical Assistance Agreement dated July 1, 2000 (attached hereto as Exhibit B) (the "TAA"); and

      WHEREAS, Amkor wishes to assign its rights and delegate its duties and obligations under the MPA and the TAA to Anam, and Anam wishes to obtain such rights and assume such duties and obligations under the MPA and the TAA; and

      NOW THEREFORE, for good and valuable consideration, and intending to be legally bound hereby, the parties agree as follows:

      1. Assignment. By this Agreement, and except with respect to the duties, obligations and liabilities of Amkor created by, acknowledged, or arising out of this Agreement, Amkor hereby: (i) assigns to Anam all right, title and interest in, to and under the MPA and the TAA; and (ii) delegates to Anam all duties and obligations of performance under the MPA and the TAA; and (iii) fully releases and discharges TI from any and all duties, obligations and liabilities that TI may have to Amkor under the MPA, the TAA, or any transaction relating thereto from the Effective Date. Notwithstanding the foregoing, nothing herein shall relieve TI of its obligation to pay any undisputed outstanding trade payables ("Amounts") invoiced to TI and due to Amkor incurred by TI in the ordinary course of business under the MPA as of the Effective Date, which Amounts TI shall pay to Amkor in accordance with the terms of the MPA.

      2. Assumption. Anam hereby acknowledges and accepts such assignment, and hereby assumes and agrees to fully perform all of Amkor's duties, obligations and liabilities under the MPA and TAA. Anam shall defend, indemnify and hold Amkor harmless from and against any and all claims arising out of Anam's performance or failure to perform, satisfy or discharge Amkor's duties, obligations and liabilities under the MPA and/or the TAA, as assumed by Anam hereunder.

      3. Consent. Subject to completion by Anam and Amkor of the contemplated transaction whereby Amkor will sell, assign, and otherwise transfer to Anam, and/or its wholly-owned U.S. subsidiary, Amkor's assets related to the

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            provision of foundry marketing services, and except with respect to the duties, obligations and liabilities of Amkor created by, acknowledged, or arising out of this Agreement, TI hereby: (i) acknowledges and consents to the assignment of the MPA and the TAA as set forth above; and (ii) agrees to look solely to Anam for performance and satisfaction of all duties, obligations and liabilities under the MPA and the TAA from the Effective Date; and
            (iii) fully releases and discharges Amkor from any and all such duties, obligations and liabilities under the MPA and the TAA from the Effective Date.

      4. Confidentiality. Notwithstanding anything else in this Agreement to the contrary, Amkor hereby expressly acknowledges and agrees that its confidentiality and indemnification duties, obligations and liabilities as set forth in Article 13 of the MPA shall continue (including without limitation those confidentiality and indemnification duties, obligations and liabilities under Articles 10 and 14.04 of the TAA and under Article 10 of the Phase 2 Technology Assistance Agreement dated January 1, 1998).

      5. Waiver. The failure on the part of any party to exercise or enforce any rights conferred on it hereunder shall not be deemed to constitute a waiver of any rights nor operate as a bar to the exercise or enforcement of any rights at any time or at times hereafter.

      6. Notices. All notices, orders and other communications pursuant to this Agreement shall be served on each party in writing via facsimile transmission (confirmed by registered letter), registered letter, telex or prepaid cable to the following persons at the following addresses and fax numbers:

            if to TI:
                           Mr. Kevin Ritchie
                           13353 TI Boulevard, M/S 344
                           Dallas, Texas 75243
                           Fax:  972-995-5086

            with a copy to:

                           General Counsel
                           7839 Churchill Way M/S 3999
                           Dallas, Texas 75251
                           Fax: 972-917-4418

            if to Amkor:

                           Mr. Eric R. Larson
                           1900 South Price Road
                           Chandler, AZ 85248
                           Fax: 480-821-2616

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            with a copy to:

                           Kevin J. Heron, Esq.
                           General Counsel
                           Amkor Technology, Inc.
                           1345 Enterprise Drive
                           West Chester, PA 19380
                           Fax: 610-431-7189

            if to Anam:

                           Kwang Jo An
                           DaeGeun Yoon
                           Anam Semiconductor, Inc.
                           891-10 Daechi-dong, Kangnam-gu
                           Seoul 133-523, Korea
                           Fax: 011 82 2 3484-2818

                           KiSuk (Richard) Chang
                           Anam Semiconductor, Inc.
                           891-10 Daechi-dong, Kangnam-gu
                           Seoul 133-523, Korea
                           Fax: 011 82 2 3484-2851

      7. No Publicity. No party, without the prior written consent of the other, shall either issue or cause the issuance of a press release or public announcement or disclose to any third party the contents of this Agreement or the transactions contemplated hereby.

      8. Severability. In the event that any of the provisions of this Agreement, or portions thereof, or documents referenced herein are held to be unenforceable or invalid by any court of competent jurisdiction, the validity and enforceability of the remaining provisions, or portions thereof, shall not be affected thereby.

      9. Further Actions. The parties agree to execute and deliver to each other all additional instruments, to provide all information, and to do all further acts and things as may be reasonably necessary or as may be reasonably requested by any party hereto, to accomplish the purposes contemplated hereby; provided that compliance with this section does not cause undue or unreasonable burden or expense to the complying party.

      10. Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the state of Texas, U.S.A., as applicable to contracts made and fully performed in Texas. The parties hereby irrevocably consent to the jurisdiction of the courts of the state of Texas and the Federal courts of the U.S.A. located in the state of Texas.

      11. Counterparts. This Agreement may be executed in one or more counterparts, in English, each of which shall be enforceable by or against the parties executing such counterparts, and all of which together shall constitute one instrument.

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      12.   No Other Changes. Except as modified hereby, the MPA, and the TAA shall remain in full force and effect.

      13. Entire Agreement. This Agreement contains the parties' entire, integrated agreement relating to the subject matter hereof, and supersedes all prior oral and written understanding and agreements relating thereto, and may not be modified, discharged or terminated except by the written consent of the parties.

      14. No Conflicts. Anam and Amkor hereby represent and warrant that the execution and performance of this Agreement is not in conflict with, does not constitute a default under or violate (i) any terms, conditions or provisions of any of their respective organization or governance documents, (ii) any of the terms, conditions or provisions of any document, agreement or other instrument to which it is a party or by which it is bound, (iii) any applicable law or regulation, or (iv) any applicable judgment, writ, injunction, decree order or ruling of any court or governmental authority. TI hereby represents and warrants that the execution and performance of this Agreement is not in conflict with, does not constitute a default under or violate (i) any terms, conditions or provisions of any of the organization or governance documents of TI, (ii) any of the terms, conditions or provisions of any document, agreement or other instrument to which TI is a party or by which it is bound,
            (iii) any law or regulation binding upon TI, or (iv) any judgment, writ, injunction, decree order or ruling of any court or governmental authority binding on TI.

      WHEREBY, the parties have caused this Agreement to be executed by their duly authorized representatives effective as of the date first set forth above.


AMKOR TECHNOLOGY, INC.

/s/ Eric R. Larson
--------------------------------------
By:      Eric R. Larson
Title:   Executive Vice President
         Corporate Development


TEXAS INSTRUMENTS INCORPORATED

/s/ Kevin Ritchie
--------------------------------------
By:      Kevin Ritchie
Title:   Senior Vice President
         Worldwide MAKE Operations Manager


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ANAM SEMICONCUCTOR, INC.

/s/ Kwang Jo An
--------------------------------------
By:      Kwang Jo An
Title:   Executive Vice President


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                                    EXHIBIT A

        Second Amended and Restated Manufacturing and Purchase Agreement
                             Dated December 31, 2001

                                 (see attached)

























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                                    EXHIBIT B

                     Phase 3 Technical Assistance Agreement
                               Dated July 1, 2000

                                 (see attached)




















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